                                                                   EXHIBIT 4.1.3



THIS WARRANT WAS ORIGINALLY ISSUED ON JULY 28, 1997, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT (I) THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                             STOCK PURCHASE WARRANT

                         To Subscribe for and Purchase
                       _______ Shares of Common Stock of

                            GRANITE FINANCIAL, INC.




           THIS CERTIFIES THAT, for value received, __________________ (herein called the "Purchaser"), or its registered assigns, is entitled to subscribe for and purchase from Granite Financial, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at the price specified below (subject to adjustment as noted below) at any time after the first anniversary of the date hereof to and including the fifth anniversary of the date hereof (the "Expiration Date"), _____________________ (_____________) fully paid and nonassessable shares of common stock, $0.001 par value per share (herein the "Common Stock"), subject to adjustment as noted below. This Warrant has been issued pursuant to a Purchase Agreement dated as of July ____, 1997 (the "Agreement"), by and among the Company and the underwriters named therein, including the Purchaser.

           The warrant purchase price (subject to adjustment as noted below) shall be $__________ per share.

           This Warrant is subject to the following provisions, terms and conditions:

           1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company on or prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check or wire transfer of the purchase price for such shares. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding seven days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

           2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

           3. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Common Stock will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

           4.    The above provisions are, however, subject to the following:

                 (a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

                 (b) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (c) below) or in any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter referred to as "Convertible Securities"), or in any rights or options to purchase any Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, such number of shares of Common Stock, such that upon exercise hereof, such holder would receive such number of shares of Common Stock as a result of each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of any such dividend or distribution if continuously since the record date for any such dividend or distribution such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

                 (c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

                 (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.
In connection with any such consolidation, merger or sale, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                 (e) Upon any adjustment of the warrant purchase price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 (f)   In case any time prior to the expiration of this
Warrant:

                       i) the Company shall declare any cash dividend on its capital stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                       ii) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution (other than regular cash dividends) to the holders of its capital stock;

                       iii) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights;

                       iv) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                       v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                 (g) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

                 (h) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by paragraph 1 above. "Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the average of the closing prices of the Common Stock on such exchange or the Nasdaq National Market on the 20 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 20 trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

           5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

           6. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. If such notice is required pursuant to the preceding sentence, such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and such opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

           7. Subject to the provisions of paragraph 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the





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
books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

           8. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

           9.    The Company covenants and agrees as follows:

                 (a)   For purposes of this Section 9:

                       i)   The term "register," "registered" and
      "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                       ii) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon exercise of this Warrant; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 9(n) hereof;

                       iii) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable securities which are, Registrable Securities;

                       iv) "Securities Act" means the Securities Act of 1933, as amended;

                       v) The term "Securities Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof, including without limitation and without need for an express assignment, subsequent holders of Registrable Securities; and





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
                       vi) The term "S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                 (b)   i)   If the Company shall receive at any time after the
      first anniversary of the date hereof, a written request from the Securities Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Securities Holders and shall, subject to the limitations of subsections 9(b)(ii) and 9(b)(iii), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Securities Holders request to be registered within twenty (20) days of the mailing of such notice by the Company;

                       ii) If the Securities Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 9 and the Company shall include such information in the written notice referred to in subsection 9(b)(i). In such event, the right of any Securities Holder to include his Registrable Securities in such registration shall be conditioned upon such Securities Holder's participation in such underwriting and the inclusion of such Securities Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority of the Initiating Securities Holders and such Securities Holder to the extent provided herein). All Securities Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 9(d)(v)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 9, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Securities Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Securities Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Securities Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; and

                       iii) The Company is obligated to effect only one such registration pursuant to this Section 9 (other than on Form S-3). The Company is obligated to effect one additional such registrations pursuant to this Section 9 on Form S-3.





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
                 (c) If (but without any obligation to do so) at any time the Company proposes to file with the SEC a registration statement to register (including for this purpose a registration effected by the Company for shareholders other than the Securities Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or an SEC Rule 145 transaction), the Company shall, at such time, give each Securities Holder written notice of such registration not later than 30 days prior to filing of such registration statement. Upon the written request of each Securities Holder given within thirty (30) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 9(h), cause to be registered under the Securities Act all of the Registrable Securities that each such Securities Holder has requested to be registered.

                 (d) Whenever required under this Section 9 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                       i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Securities Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days;

                       ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                       iii) Furnish to the Securities Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                       iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Securities Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                       v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;





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
                       vi) Notify each Securities Holder of Registrable Securities covered by such registration statement, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;


                       vii) Notify such Securities Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                       viii) Prepare and file with the Commission, promptly upon the request of any such Security Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder;

                       ix) Prepare and promptly file with the Commission and promptly notify such Securities Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                       x) Advise such Security Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

                       xi) Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such Security Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least two business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law;

                       xii) At the request of any such Security Holder, furnish
      (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Security Holder or Security Holders making such request, covering such matters as such underwriters and Security Holder or Security Holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Security Holder or Security Holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and

                       xiii) Notify each Securities Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (e) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 with respect to the Registrable Securities of any selling Securities Holder that such Securities Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities and shall be required to effect the registration of such Securities Holder's Registrable Securities.

                 (f) All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Section 9(b), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, reasonable fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Securities Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 9(b) if the registration request is subsequently withdrawn at the request of the Securities Holders of a majority of the Registrable Securities to be registered (in which case all participating Securities Holders shall bear such expenses), unless the Securities Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 9(b), provided further, however, that if at the time of such withdrawal, the Securities Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Securities Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company or discovery by the Securities Holders of such material adverse change, then the Securities Holders shall not be required to pay any such expenses and shall retain their right pursuant to Section 9(b).

                 (g) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registrations pursuant to Section 9(c) for each Securities Holder, including (without limitation) all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Securities Holders

(if separate counsel is deemed necessary or desirable by such Securities Holders) selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

                 (h) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 9(c) to include any of the Securities Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the persons entitled to select the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Securities Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder," as defined in this sentence. Those Registrable Securities which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the underwriters reasonably determine is necessary in order to effect the underwritten public offering.

                 (i) No Securities Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

                 (j) In the event any Registrable Securities are included in a registration statement under this Section 9:

                       i) The Company will indemnify and hold harmless each Securities Holder, any underwriter (as defined in the Securities Act) for such Securities Holder and each person, if any, who controls such Securities Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (3) any Violation or alleged Violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the 1934 Act or any state securities law, and the Company will pay to each such Securities Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them (plus one additional law firm retained by a Securities Holder or Securities Holders if such Securities Holder or Securities Holders reasonably believe there exists a conflict of interest among them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9(j)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Securities Holder, underwriter or controlling person;

                       ii) Each selling Securities Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Securities Holder selling securities in such registration statement and any controlling person of any such underwriter or other Securities Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Securities Holder expressly for use in connection with such registration, and each such Securities Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 9(j)(ii), in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 9(j)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Securities Holder, which consent shall not be unreasonably withheld; and provided further that, in no event shall any indemnity under this subsection 9(j)(ii) exceed the net proceeds from the offering received by such Securities Holder;

                       iii) Promptly after receipt by an indemnified party under this Section 9(j) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereto is to be made against any indemnified party under this Section 9(j), deliver to the indemnified party a written notice of the commencement thereof and the indemnified party shall have the right to participate in, and to the extent the indemnified party so desires, jointly with any other indemnified party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9(j), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9(j); and

                       iv) The obligations of the Company and Securities Holders under this Section 9(j) shall survive the completion of any offering of Registrable Securities in a registration statement under this
      Section 9, and otherwise.

                 (k) With a view to making available to the Securities Holder the benefits of rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Securities Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                       i) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                       ii) Use its best efforts, including maintaining registration of its Common Stock under Section 12 of the 1934 Act, to qualify for registration on Form S-3 for the sale of their Registrable Securities as soon as possible;

                       iii) File with the SEC in a timely manner all reports and other documents required by the Company under the Securities Act and the 1934 Act; and

                       iv) Furnish to any Securities Holder, so long as the Securities Holder owns any Registrable Securities, forthwith upon request
      (A) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing any Securities Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                 (l) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Securities Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 9(b) or 9(c) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any registration filed under (i) Section 9(b) hereof only to the extent that the inclusion of such securities is subject to all Registrable Securities requested to be included therein by the Securities Holders first being included pursuant to Section 9(b)(ii) and (ii) under Section 9(c) hereof only to the extent that the inclusion of such securities does not have priority on inclusion over any Registrable Securities requested to be included therein by the Securities Holders if not all securities requested to be included therein may be included pursuant to Section 9(h) hereof.

                 (m) Any provision of this Section 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Securities Holders owning a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Securities Holder of any Registrable Securities then outstanding, each future Securities Holder of all such Registrable Securities, and the Company.

                 (n) No Securities Holder shall be entitled to exercise any right provided for in Section 9(b) or (c) at such time as all Registrable Securities held by such Securities Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

           10.   (a)   In addition to and without limiting the rights of the
holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 10 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this paragraph 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

                 (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph
(a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

                 (c) For purposes of this paragraph 10, the "fair market value" of a share of Common Stock as of a particular date shall be its Market Price, calculated as described in paragraph 4(h) hereof.

           11. As used herein, the term "Common Stock" means and includes the Company's presently authorized Common Stock and also includes any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(d) above.

           12. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Minnesota.





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                                       15

           IN WITNESS WHEREOF, Granite Financial, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of July 28, 1997.


                            GRANITE FINANCIAL, INC.


                            By
                                ----------------------------------

                                  Its
                                      ----------------------------

                               SUBSCRIPTION FORM

          To be Executed by the Holder of this Warrant if such Holder
              Desires to Exercise this Warrant in Whole or in Part

To: Granite Financial, Inc. (the "Company")

                 The undersigned ______________________________

                     Please insert Social Security or other
                       identifying number of Subscriber:

                         ______________________________


hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ______________________ shares of the Common Stock (the "Common Stock") provided for therein and tenders payment herewith to the order of the Company in the amount of $___________________, such payment being made as provided on the face of this Warrant.

           The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:      ___________________________________________________________________

Address:   ___________________________________________________________________

Deliver to : _________________________________________________________________

Address:   ___________________________________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:
                       Signature  _____________________________________________

                                  Note:  The signature on this Subscription
                                  Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

                               FORM OF ASSIGNMENT
                      (To Be Signed Only Upon Assignment)





           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints

to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:





                            ____________________________________________________

                            (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)